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                                                                     EXHIBIT 5.1

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                          TESTA, HURWITZ & THIBEAULT
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                               ATTORNEYS AT LAW

                      HIGH STREET TOWER, 125 HIGH STREET
OFFICE (617) 248-7000     BOSTON, MASSACHUSETTS 02110         FAX (617) 248-7100


                                March 25, 1996


Advanced Magnetics, Inc.
725 Concord Avenue
Cambridge, Massachusetts 02138

        Re:     Registration Statement on Form S-3
                Relating to 1,552,500 Shares of Common Stock
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Dear Sir or Madam:

        This opinion relates to an aggregate of 1,552,500 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Advanced Magnetics, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-3 initially filed with the Securities and Exchange Commission on March 18, 1996 (the "Registration Statement").

        The 1,552,500 shares of Common Stock covered by the Registration Statement consist of 1,100,000 shares being sold by the Company, 250,000 shares being sold by certain selling stockholders of the Company (the "Selling Stockholders") and an additional 202,500 shares subject to an over-allotment option granted by the Company to the underwriters to be named in the prospectus (the "Prospectus") included in the Registration Statement.

        Based upon such investigation as we have deemed necessary, we are of the opinion that the shares of Common Stock being sold by the Selling Stockholders have been legally issued and are fully paid and nonassessable and that when the 1,302,500 shares of Common Stock to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."

                                        Very truly yours,


                                        /s/ Testa, Hurwitz & Thibeault
                                        TESTA, HURWITZ & THIBEAULT